avenue group inc

AVNU

March 2, 2009

Attn: Jacob Luxenburg
Lapidth-Heletz LP

Ref.: ***Heletz licenses pool agreement***

Gentlemen:

This letter of Agreement ("**Letter**") sets forth the terms between Avenue Energy Israel (AEI) LTD (referred to as "**Avenue**") and Lapidoth-Heletz LP ("**L-H**") and which is entered into by the parties hereto (the "**parties**").

Now Avenue and L-H desire to set forth herein the terms and conditions which shall be contained in this Letter.

1. Representations.

L-H hereby represents the following:

(a) L-H is a 50% license holder of the Iris license.

(b) L-H operates, maintains, exploits and retains proceeds on a 100% basis with respect to the Heletz 40 well.

Avenue hereby represents the following:

(a) Avenue is a 100% license holder of the Heletz-Kokhav license.

(b) Avenue operates, maintains, exploits and retains proceeds on a 100% basis with respect to the Heletz 1, Heletz 25, Heletz 37, Kokhav 24, Kokhav 27 and Kokhav 29 wells

(c) Avenue is a 50% license holder of the Iris license.

2. Joint Venture. Whereas both parties own 2 licenses that cover the Heletz-Kokhav and Brur fields (hereinafter: the "**Heletz Field**") and wish to enter into an arrangement for pooling the licenses in an equitable manner in order to facilitate the operations of the Heletz Field. Thus Avenue and L-H agree that the following principles shall regulate their joint venture:

(a) The relevant share of each party in the Joint Licenses shall be 75% for Avenue and 25% for L-H.

405 Lexington Ave 26th Fl
New York, NY 10174
(888) 612-4188
www.avenuegroupinc.com

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מס' שותפות 550217139

(b) Avenue and L-H shall apply to the Ministry of Infrastructure to record the pooling arrangement as delineated in Clause 2.a

(c) Avenue shall assume one hundred percent (100%) of the expenditure of costs associated with fulfilling the licenses requirements as delineated in the Government approved Work Program (hereinafter: the "**GAWP**") attached herewith as ***Exhibit A***.

(d) Avenue shall pay the first $1,300,000 of associated capital expenditures ("follow-on capex") of the licenses following the fulfillment of the license requirements as delineated in the GAWP.

(e) Upon the fulfillment of the licenses requirements as delineated in the GAWP, and the follow-on capex of $1,300,000 the Parties shall thereafter pay their proportionate participating interest share of all future expenditures in conformity with the JOA.

(f) L-H shall continue to operate, maintain, exploit and retain proceeds on a 100% basis with respect to the Heletz 40 well. For the purpose of this Letter, "well" shall refer to the well itself and a 175 meters of its surrounding area.

(g) Avenue shall continue to operate, maintain, exploit and retain proceeds on a 100% basis with respect to the Heletz 1, Heletz 25, Heletz 37, Kokhav 24, Kokhav 27 and Kokhav 29 wells. For the purpose of this Letter, "well" shall refer to the well itself and a 175 meters of its surrounding area.

(h) Joint Operating Agreement. Avenue and L-H agree that the terms of the Joint Operating Agreement ("**JOA**") attached hereto as ***Exhibit B*** are substantially agreeable to the parties hereto, and that said JOA shall govern all operations on the 2 license Blocks (other than the Heletz 40, Heletz 1, Heletz 25, Heletz 37, Kokhav 24, Kokhav 27, and Kokhav 29 wells).

(i) Operator. Avenue shall be designated as the initial Operator under the terms and provisions of the JOA attached as *Exhibit B*.

(j) Voting Procedure. Simultaneous to Clause 2.d. of this letter becoming effective, then Clause 5.9 of the JOA shall be replaced by the following text:
"Voting Procedure
Except as otherwise expressly provided in this Agreement, all decisions, approvals and other actions of the Operating Committee on all proposals coming before it shall be decided by the affirmative vote of one (1) or more Parties which are not Affiliates then having collectively at least seventy-six percent (76%) of the Participating Interests."

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(k) Contractor. Subject to commercial considerations, Lapidoth shall be designated as the preferred contractor under the terms and provisions of the JOA attached as *Exhibit B*.

4. Individual Liability. The rights, duties, elections, obligations, and liabilities of the parties in this Letter and the Definitive Agreement shall be several and not joint or collective, and nothing contained in them is intended to create, nor shall be construed as creating, a partnership of any kind, association, or other business entity recognizable at law for any purpose other than specifically outlined in this Letter. Both parties shall be individually responsible only for their own obligations, except as herein described.

5. Confidentiality. The parties undertake to each other not to use or disclose to any third party any information, other than information available in the public domain, data or accounting or methodology or customers or any technology or other information (Confidential Material) which the other party discloses to it or which may otherwise come into the procession of the receiving party as a result of the co-operation contemplated in this Letter. Such undertaking applies even if the Confidential Material is not designated as confidential or is not otherwise indicated as being of a confidential character or is disclosed verbally and not in writing or other material form including Email.

(a) Neither party shall make any public announcement or disclosure of the relationship with the other party envisaged herein without the other Party's express written consent relating to the exact form of any such announcement or disclosure. The parties acknowledge that both of them are subject to stock exchange authority requirements with regard to announcement in the form and on the basis required by such authorities and hereby agree to fully co-operate with each other so that there will be no impediment to such announcements being made and on a timely basis.

(b) All Confidential Material, and any derivatives thereof, is and shall remain the property of the disclosing party and no license or other rights to Confidential Material is granted or implied hereby to have been granted to recipient party, now or in the future. All Confidential Material, as defined hereinbelow, is disclosed by one party to the other for the sole purpose of utilizing it for and on behalf of the Joint Venture and for no other purpose. Each of the parties further undertakes with the other not to use for its own business purpose any information of whatever nature disclosed to it by the other party concerning the other party's business or contacts other than information already in the public domain.

6. Non-Solicitation of Personnel. Neither party shall attempt to hire the other party's personnel, said term to include both employees and independent contractors and advisors frequently hired by the party.

8. Notices. All notices required hereunder or in the Definitive Agreement shall be in writing, certified or overnight delivery, or by facsimile or electronic telecommunications to the addresses set forth below, and shall be deemed effective when actually received by the addressee, as follows:

AVENUE ENERGY ISRAEL (AEI) LTD.
12 Abba Hillel St
16th Floor
Ramat Gan, Israel
52506
Attn: Mr. Mendel. Mochkin, Executive Director
Telephone:+1 (212) 812 2174
Facsimile: +1 (646) 706 7258
Email: avenuegroup@gmail.com

With a copy to:

Lapidoth-Heletz LP:

19 Brodetzky Street
Attn: Mr. Jacob Luxenburg
Tel Aviv, Israel
Tel: (03) 6417241
Facsimile: (3) 6417246

8. Conflict with JOA. In the event of a conflict between the terms and provisions of the Letter and the JOA attached as *Exhibit B* the terms of the Letter shall prevail.

9. Waiver. No waiver of any provision of the Letter shall be valid unless in writing and signed by the parties against whom it is sought to be enforced. Neither the execution of this Letter, nor any of its annexes shall serve as waiver by either party of its rights and claims from any third party.

10. Assignability. The Letter may not be assigned by the parties, in whole or in part, without first obtaining the prior written consent of the parties, which consent will not be unreasonably withheld, consent shall not be required if such assignment is to an affiliate or parent, or pursuant to merger or acquisition.

11. Disclaimer. The parties made independent evaluation of the operations proposed under the Letter:

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נוסי שותפות 550217129

avenue group inc

12. Dispute Resolution. Any controversy or claim arising out of or relating to this Letter, or breach thereof which cannot be resolved following good faith attempts by the parties shall be submitted to binding arbitration before a single arbitrator to be agreed by the parties; failing such agreement within 14 days from the date on which an affected party first requests arbitration - the arbitrator will be appointed by the President of the Israeli Bar Association. The arbitrator will be bound by Israeli substantive law, except with respect to matters of good oil field practices, in which case the laws of Texas shall apply. The arbitrator shall not be bound by the rules of evidence or the rules of civil procedure, however he shall be obligated to provide reasons to his award All arbitration proceedings will be conducted in the English language and be held in Tel-Aviv, Israel.

13. Governing Law. This Agreement shall be governed by the laws of Israel except with respect to matters of good oil field practices, in which case the laws of Texas shall apply. Subject to the binding arbitration clause described in Clause 12 above, the competent courts in the District of Tel-Aviv shall have exclusive jurisdiction to the exclusion of all other venues and shall also be the only competent jurisdiction to enforce arbitration awards.

14. Complete Agreement. This Letter will constitute the complete and final agreement of the parties hereto, and supersedes all prior written or oral agreements or understandings. No amendment to this Letter shall be binding upon the parties unless agreed to in writing as an amendment thereto.

15. Successors and Assigns. Subject as stated herein the terms and provisions of the Definitive Agreement, shall be binding upon and shall inure to the benefit of the parties and their respective successors, representatives, and authorized assigns.

16. Ratification. This Letter shall only come into effect following its ratification by the authorized bodies of both Parties. Failing to present a written ratification, when so required under the by-laws of each party, shall render this Letter null and void without cause to either party to regard failure of said ratification as a breach by the failing party.

If this Letter accurately sets forth the understanding of parties, please so signify by executing in the space provided below and returning one fully executed original to my attention.

Sincerely,

AVENUE ENERGY ISRAEL LTD

____

By Mendel Mockin,
Executive Director – Avenue Energy Israel LTD.

405 Lexington Ave 26th Fl
New York, NY 10174
(888) 612-4188
www.avenuegroupinc.com

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מס' שותפות 550217129

avenue group inc

AVNU

AGREED AND ACCEPTED THIS THE
1 DAY OF MARCH 2009.

LAPIDOTH-HELETZ LP

BY: ____________________
Title: CEO

List of Exhibits:

Exhibit A: GAWP

Exhibit B: JOA

405 Lexington Ave 26th Fl
New York, NY 10174
(888) 612-4188
www.avenuegroupinc.com